BLUE BIRD DELIVERS STRONG FISCAL 2015 FINANCIAL PERFORMANCE

Fourth Quarter Adjusted EBITDA of $29 Million up 53% Over Prior Year

Full-Year Bus Unit Volume Up 8% Over Prior Year

Fort Valley, GA, December 15, 2015 – Blue Bird Corporation (“Blue Bird”) (Nasdaq: BLBD), the leading independent designer and manufacturer of school buses, announced today its fiscal fourth quarter and full-year results.

Highlights

•	Delivered full-year net sales of $919 million and Adjusted EBITDA of $73 million[1], excluding $3 million in ongoing public company costs, in line with fiscal year 2015 guidance

•	Generated net sales for the fourth quarter of $308 million, up 12% over the same period last year, and Adjusted EBITDA for the quarter of $29 million, up 53% over prior year

•	Grew bus unit sales in the fourth quarter 13% over prior year to 3,468 buses. Overall unit sales for the year were up 8% to 10,378 units, with propane-powered bus sales up 14% to 1,688 units

•	Generated strong Free Cash Flow in the fourth quarter of $53 million. Full-year Adjusted Free Cash Flow was $45 million[2]

•	Prepaid $25 million of debt in September as a result of strong cash position

•	Delivered Diluted Earnings Per Share of $0.59 for the year, $0.46 better than prior year. Adjusted Diluted Earnings Per Share was $1.11[3]

•	Initiated investment in major new powertrains and other product programs that will help further differentiate Blue Bird and drive sales

•	Positioned for continued growth in fiscal year 2016 with net sales guidance of $960-985 million and Adjusted EBITDA guidance, including ongoing public company expenses, of $72-75 million

	Three Months Ended October 3, 2015	B/(W) 2014	Twelve Months Ended October 3, 2015	B/(W) 2014
Unit Sales	3,468	402	10,378	774
Revenue (Mils.)	$308	$34	$919	$63
Net Income (Mils.)	$16	$17	$15	$12
Adjusted EBITDA (Mils.)	$29	$10	$70	$3
Diluted Earnings Per Share	$0.63	$0.63	$0.59	$0.46
Adjusted Diluted Earnings Per Share[3]	$0.65	0.37	$1.11	(0.13)

"It was an exciting year at Blue Bird," said Phil Horlock, President and CEO of Blue Bird.  "We became a public company in February and began trading on Nasdaq.  We invested in a number of innovative new products, including four all-new powertrains. We continued to build capabilities in our dealer network, grew our mix of propane-powered bus sales and delivered solid top and bottom line growth that was consistent with our guidance.  I am very pleased with the performance the Blue Bird team delivered in fiscal 2015 and am looking forward to another good year in 2016."

1 Consistent with the information provided in our proxy statement filed on January 20, 2015, guidance for FY2015 Adjusted EBITDA specifically excludes the ongoing incremental costs required to operate as a publicly-traded company. These costs represented $2.9 million for FY2015
2 See reconciliation of Free Cash Flow to Adjusted Free Cash Flow in attachment
3 See reconciliation of GAAP Diluted EPS to Non-GAAP Adjusted Diluted EPS in attachment

Fourth Quarter & Full-Year 2015 Results

Sales

Fourth Quarter:

Total net sales for the quarter were $307.6 million, up 12% from the fourth quarter of fiscal 2014.

Bus unit sales during the fourth quarter of fiscal 2015 were 3,468, up 13% from the fourth quarter of last year. Net bus sales of $292.0 million for the fourth quarter of 2015 were up 13% from the prior year.

Net parts sales for the quarter were $15.7 million, $0.7 million higher when compared with the fourth quarter of last year.

Full-Year:

Total net sales were $919.1 million for the fiscal year ending October 3, 2015, an increase of $63.4 million or 7.4% compared with prior year.

Blue Bird sold 10,378 buses in this period, up 8.1% compared with the same period last year. Net bus sales revenue for the year of $861.7 million was 7.5% higher than prior year.

Full-year net parts sales were $57.5 million, up 6.6% compared with 2014, driven by success with many of our go-to-market initiatives.

Gross Profit

Fourth Quarter:

Fourth quarter gross profit of $41.2 million was an increase of $12.1 million over the fourth quarter of the prior year.

Bus gross profit of $35.4 million for the fourth quarter improved by $11.8 million compared with the same period last year. Gross profits for the quarter were favorably impacted by higher volume, positive changes in customer mix, a richer mix of propane-powered buses and lower material costs.

Parts gross profit in the fourth quarter of 2015 of $5.8 million was $0.3 million higher when compared with the same period in 2014. This was primarily the result of higher volume.

Full-Year:

Full-year gross profit was $120.4 million, up $11.0 million from the prior year. Bus gross profit of $99.3 million was up $10.0 million or 11% over prior year. The increase was driven by higher unit sales and favorable material costs, partially offset by a less profitable product and customer mix in the first half of the fiscal year as well as higher overtime costs.

Parts gross profit for the year of $21.1 million was up $1.0 million or 5% compared with the prior year. Higher sales of parts drove the profitability growth.

Adjusted EBITDA

Fourth Quarter:

Adjusted EBITDA for the quarter was $29.0 million, $10.0 million or 53% higher than the prior year. This increase is primarily the result of higher gross profit partially offset by an increase in ongoing SG&A expenses, as we invest in growth and product initiatives as well as ongoing public company costs.

Full-Year:

Full-year Adjusted EBITDA was $69.8 million, up $3.0 million compared with prior year. The improvement was primarily the result of higher gross profit partially offset by an increase in ongoing SG&A expenses to support growth and product initiatives as well as ongoing public company expenses.

Excluding ongoing public company expenses of $2.9 million for the year, fiscal year 2015 Adjusted EBITDA was $72.7 million. Our guidance specifically excluded ongoing public company expenses, as outlined in our proxy statement filed on January 20, 2015.

Net Income/Loss

Fourth Quarter:

Net income for the fourth quarter was $16.0 million, compared with a net loss of $(0.9) million in the same period last year. The $16.8 million improvement was driven primarily by an increase in operating profit of $18.9 million, partially offset by an increase in tax expense of $3.0 million and an increase in interest expense of $0.3 million.

Full-Year:

Net income was $14.9 million for the year, an increase of $12.2 million compared with net income of $2.8 million in the same period last year. This primarily reflects an increase in operating profit of $17.9 million and a $6.0 million reduction in income tax expense, partially offset by a $12.9 million increase in interest expense.

Fiscal Year 2016 Guidance

Blue Bird is issuing the following guidance for fiscal year 2016:

Net Sales: $960-985 million, up from $919 in FY2015

Adjusted EBITDA: $72-75 million, up from $70 million in FY2015

Adjusted Free Cash Flow: $30-35 million, compared with $45 million in FY2015. No adjustments are included in the FY2016 Free Cash Flow guidance

Adjusted EBITDA will be impacted by higher spending as we invest in new initiatives and product programs that will establish a foundation for future growth.

Free Cash Flow will be impacted by higher cash taxes and higher capital spending as we invest in product programs, information technology and facility actions that will support capacity expansion.

The seasonality of our business is expected to be more pronounced in fiscal 2016 with first quarter sales and Adjusted EBITDA lower than last year and first half sales and Adjusted EBITDA approximately flat with prior year. Our second shift will help us meet higher production requirements in the seasonally-strong second half to support our growth plans. We have a solid plan in place that will continue to deliver results and move Blue Bird forward.

Conference Call Details

Blue Bird will discuss its fourth quarter and full-year 2015 results and other related matters in a conference call at 8:00 AM EST today. Participants may listen to the audio portion of the conference call either through a live audio webcast on the Company's website or by telephone. The slide presentation and webcast can be accessed via the Investor Relations portion of Blue Bird's website at www.blue-bird.com.

•
Webcast participants should log on and register at least ten minutes prior to the start time on the Investor Relations homepage of Blue Bird’s website at http://investors.blue-bird.com. Click the link in the events box on the Investor Relations landing page.

•	Participants desiring audio only should dial 877-407-4018 or 201-689-8471.

A replay of the webcast will be available approximately two hours after the call concludes via the same link on Blue Bird’s website.

About Blue Bird Corporation

Blue Bird is the leading independent designer and manufacturer of school buses, with more than 550,000 buses sold since its formation in 1927 and approximately 180,000 buses in operation today. Blue Bird’s longevity and reputation in the school bus industry have made it an iconic American brand. Blue Bird distinguishes itself from its principal competitors by its singular focus on the design, engineering, manufacture and sale of school buses and related parts. As the only manufacturer of chassis and body production specifically designed for school bus applications, Blue Bird is recognized as an industry leader for school bus innovation, safety, product quality/reliability/durability, operating costs and drivability. In addition, Blue Bird is the market leader in alternative fuel applications with its propane-powered and compressed natural gas-powered school buses. Blue Bird manufactures school buses at two facilities in Fort Valley, Georgia. Its Micro Bird joint venture operates a manufacturing facility in Drummondville, Quebec, Canada. Service and after-market parts are distributed from Blue Bird’s parts distribution center located in Delaware, Ohio.

Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Diluted Earnings per Share,” “Free Cash Flow” and “Adjusted Free Cash Flow.” Adjusted EBITDA is defined as net income prior to interest income, interest expense and other expense, net and income taxes, and depreciation and amortization, as adjusted to add back certain charges recorded each year, such as stock-compensation expense and transaction costs, as these expenses are not considered an indicator of ongoing company performance. Adjusted Net Income is defined as Net Income, as adjusted to add back certain transaction costs not considered an indicator of ongoing company performance. Adjusted Diluted Earnings per Share represents adjusted income (loss) from continuing operations divided by diluted weighted average common shares outstanding. Adjusted Net Income from continuing operations and Adjusted Diluted Earnings per Share are calculated net of taxes. Free cash flow represents net cash provided by continuing operations minus cash paid for fixed assets. Adjusted Free Cash Flow represents Free Cash Flow excluding cash paid for special compensation and other business combination expenses.

There are limitations to using non-GAAP measures. Although Blue Bird believes that such measures may enhance an evaluation of Blue Bird’s operating performance and cash flows, (i) other companies in Blue Bird’s industry may define such measures differently than Blue Bird does and, as a result, they may not be comparable to similarly titled measures used by other companies in Blue Bird’s industry and (ii) such measures may exclude certain financial information that some may consider important in evaluating Blue Bird’s performance and cash flows. Attached to this press release are schedules that reconcile Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share to GAAP measures.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements include statements in this press release regarding guidance, seasonality, product mix and gross profits and may include statements relating to:

•	Inherent limitations of internal controls impacting financial statements

•	Growth opportunities

•	Future profitability

•	Ability to expand market share

•	Customer demand for certain products

•	Economic conditions that could affect fuel costs, commodity costs, industry size and financial conditions of our dealers and suppliers

•	Labor or other constraints on the Company’s ability to maintain a competitive cost structure

•	Volatility in the tax base and other funding sources that support the purchase of buses by our end customers

•	Lower or higher than anticipated market acceptance for our products

•	Other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions

These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. The factors described above, as well as risk factors described in reports filed with the SEC by Hennessy Capital Acquisition Corp. or Blue Bird Corporation (available at www.sec.gov), could cause our actual results to differ materially from estimates or expectations reflected in such forward-looking statements.

Contact:
Jeff Merten
Investor Relations & New Business Development
(478) 822-2496
Jeff.Merten@blue-bird.com

BLUE BIRD CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands except for share data)	As of October 3, 2015	As of September 27, 2014

Assets
Current assets
Cash and cash equivalents	$52,861	$61,137
Accounts receivable, net	13,746	21,215
Inventories	49,180	71,300
Other current assets	3,960	4,353
Deferred tax asset	9,150	6,057
Total current assets	$128,897	$164,062
Property, plant and equipment, net	28,933	29,949
Goodwill	18,825	18,825
Intangible assets, net	60,378	62,240
Equity investment in affiliate	12,505	9,871
Deferred tax asset	15,466	4,073
Other assets	2,899	2,913
Total assets	$267,903	$291,933
Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$79,333	$94,294
Accrued warranty costs	7,418	6,594
Accrued expenses	22,980	37,319
Deferred warranty income	4,862	4,117
Other current liabilities	7,072	5,668
Current portion of senior term debt	11,750	11,750
Total current liabilities	$133,415	$159,742
Long-term liabilities
Long-term debt	$176,596	$211,118
Accrued warranty costs	10,243	8,965
Deferred warranty income	9,283	7,886
Other liabilities	13,169	12,136
Accrued pension liability	46,427	40,881
Total long-term liabilities	$255,718	$280,986
Guarantees, commitments and contingencies (Note 11)
Stockholders' deficit
Series A preferred stock, $.0001 par value, 10,000,000 shares authorized, 500,000 issued at October 3, 2015 and liquidation preference of $50,000	$50,000	$—
Common stock, $0.0001 par value, 100,000,000 shares authorized, 20,874,882 and 22,000,000 issued and outstanding at October 3, 2015 and September 27, 2014, respectively.	2	2
Additional paid-in capital	15,887	—
Accumulated deficit	(135,345)	(102,229)
Accumulated other comprehensive loss	(51,774)	(46,568)
Total stockholders' deficit	$(121,230)	$(148,795)
Total liabilities and stockholders' deficit	$267,903	$291,933

BLUE BIRD CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

(in thousands except for share data)	2015	2014	2013

Net sales	$919,128	$855,735	$776,558
Cost of goods sold	798,733	746,362	684,109
Gross profit	$120,395	$109,373	$92,449
Operating expenses
Selling, general and administrative expenses	84,561	91,445	65,332
Operating profit	$35,834	$17,928	$27,117
Interest expense	(19,078)	(6,156)	(2,371)
Interest income	113	102	214
Other income, net	—	72	96
Income before income taxes	$16,869	$11,946	$25,056
Income tax (expense) benefit	(4,442)	(10,441)	27,544
Equity in net income of non-consolidated affiliate	2,634	1,210	1,767
Income from continued operations	$15,061	$2,715	$54,367
Income (loss) from discontinued operations, net of tax	(129)	42	(159)
Net income	$14,932	$2,757	$54,208
Defined benefit pension plan gain (loss), net of tax of $3,045, $2,326 and $5,709, respectively	(5,206)	(4,150)	10,196
Comprehensive income (loss)	$9,726	$(1,393)	$64,404
Net income (from above)	$14,932	$2,757	$54,208
Preferred stock dividend	$(2,247)	$—	$—
Net income available to common stockholders	$12,685	$2,757	$54,208
Earnings per share:
Basic weighted average shares outstanding	21,182,885	22,000,000	22,000,000
Basic earnings per share	$0.60	$0.13	$2.46
Diluted weighted average shares outstanding	25,497,602	22,000,000	22,000,000
Diluted earnings per share	$0.59	$0.13	$2.46

BLUE BIRD CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)	2015	2014	2013

Cash flows from operating activities
Net income	$14,932	$2,757	$54,208
Loss from discontinued operations, net of tax	129	(42)	159
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,790	9,898	11,808
Debt amortization/ Non-cash interest expense	3,010	1,301	1,526
Share-based compensation	1,622	—	—
Equity in net income of affiliate	(2,634)	(1,210)	(1,767)
Loss (gain) on disposal of fixed assets	510	(67)	36
Deferred taxes	(8,626)	3,239	(27,611)
Change in uncertain tax position	—	6,390	—
Provision for bad debt	34	(9)	21
Amortization of deferred actuarial pension losses	3,567	2,804	4,233
Changes in assets and liabilities
Accounts receivable	7,435	(7,713)	(4,178)
Inventories	22,120	(8,697)	(7,244)
Other assets	(137)	(1,415)	1,315
Accounts payable	(12,905)	18,080	6,889
Accrued expenses, pension and other liabilities	(14,352)	12,096	(3,414)
Total adjustments	$8,434	$34,697	$(18,386)
Net cash provided by continuing operations	$23,495	$37,412	$35,981
Net cash used in discontinued operations	(129)	(568)	(661)
Total cash provided by operating activities	$23,366	$36,844	$35,320
Cash flows from investing activities
Change in net investment in discounted leases	$—	$778	$563
Cash paid for fixed assets	(5,190)	(5,535)	(4,945)
Proceeds from sale of assets	—	102	—
Restricted cash	—	1,206	—
Total cash used in investing activities	$(5,190)	$(3,449)	$(4,382)
Cash flows from financing activities
Net borrowings under the senior credit facility	$—	$(71)	$71
Borrowings under the senior term loan	—	235,000	12,988
Repayments under the senior term loan	(36,750)	(13,000)	(35,000)
Cash paid for capital leases	(142)	(535)	(907)
Cash paid for debt costs	(3,110)	(12,647)	(111)
Contribution from majority stockholder	13,550	—	—
Payment of dividends	—	(226,821)	—
Change in advances collateralized by discounted leases	—	(778)	(563)
Total cash provided (used in) financing activities	$(26,452)	$(18,852)	$(23,522)
Change in cash and cash equivalents	(8,276)	14,543	7,416
Cash and cash equivalents at beginning of period	61,137	46,594	39,178
Cash and cash equivalents at end of period	$52,861	$61,137	$46,594
Supplemental disclosures of cash flow information
Cash paid for interest	20,124	1,502	782
Cash received for interest	113	61	133
Cash paid for income taxes	7,145	1,424	145
Cash received for tax refund	—	48	29
Non-cash investing and financing activity
Capital lease acquisitions	563	166	114
Change in accounts payable for capital additions to property, plant and equipment	671	383	555
Common stock dividend on Series A preferred stock (market value of common shares)	2,247	—	—
Non-cash reverse merger activity
Issuance of Common Stock	25,000	—	—
Issuance of Series A Preferred Stock	50,000	—	—
Shares assumed by legal acquirer	42,492	—	—
Repurchase of Common Stock from majority stockholder	100,000	—	—

BLUE BIRD CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statement of Stockholders' Deficit

	Common Stock			Convertible Preferred Stock
(in thousands except for share data)	Shares	Par Value	Additional Paid-In-Capital	Shares	Amount	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders' Equity/(Deficit)
Balances, September 29, 2012 as previously reported	100	$1	$94,999	$—	$—	$(52,614)	$(27,372)	$15,013
Retrospective application of reverse acquisition	22,000,000	2	—	—	—	—	—	—
Restated balances at September 29, 2012	22,000,000	2	94,999	—	—	(52,614)	(27,372)	15,014
Net income	—	—	—	—	—	—	54,208	54,208
Minimum pension liability, net of tax of $5,709	—	—	—	—	—	10,196	—	10,196
Balances at September 28, 2013	22,000,000	2	94,999	—	—	(42,418)	26,836	79,419
Net income	—	—	—	—	—	—	2,757	2,757
Minimum pension liability, net of tax of $2,326	—	—	—	—	—	(4,150)	—	(4,150)
Dividend	—	—	(94,999)	—	—	—	(131,822)	(226,821)
Balances at September 27, 2014	22,000,000	2	—	—	—	(46,568)	(102,229)	(148,795)
Issuance of Common Stock	2,500,000	0.3	25,000	—	—	—	—	25,000
Issuance of Series A Preferred Stock	—	—	—	500,000	50,000	—	—	50,000
Shares assumed by legal acquirer	4,980,294	0.5	42,492	—	—	—	—	42,492
Shares purchased from majority shareholder	(10,000,000)	(1)	(67,492)	—	—	—	(32,508)	(100,000)
Settlement of legal acquirer transaction costs	—	—	—	—	—	—	(14,825)	(14,825)
Contribution from majority shareholder	—	—	13,550	—	—	—		13,550
Warrant exchange	1,212,500	0.1	715	—	—	—	(715)	—
Series A Preferred Stock Dividend- Common Stock	182,088	—	—	—	—	—	—	—
Stock compensation expense	—	—	1,622	—	—	—	—	1,622
Net income	—	—	—	—	—	—	14,932	14,932
Minimum pension liability, net of tax of $3,045	—	—	—	—	—	(5,206)	—	(5,206)
Balances at October 3, 2015	20,874,882	$2	$15,887	$500,000	$50,000	$(51,774)	$(135,345)	$(121,230)

BLUE BIRD CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

(in thousands of dollars)	Three Months Ended October 3, 2015	Three Months Ended September 27, 2014
Total revenue	$307,624	$273,744
Gross profit	41,225	29,149
Operating profit	23,477	4,605
Income (loss) from continuing operation	16,097	(1,055)
Income (loss) from discontinued operations, net of tax	(125)	180
Net income (loss)	$15,972	$(875)
Less: Preferred Stock dividend	1,008	—
Net income (loss) available to common stockholders - Basic EPS numerator	$14,964	$(875)
Income (loss) per common share
Basic	$0.72	$(0.04)
Diluted	$0.63	$(0.04)

The following tables reconciles Free Cash Flow to Adjusted Free Cash Flow for the three months ended October 3, 2015 and the twelve months ended October 3, 2015:

(In thousands of dollars)	Three Months Ended October 3, 2015	Twelve Months Ended October 3, 2015
Net cash provided by continuing operations	$55,129	$23,495
Cash paid for fixed assets	(1,763)	(5,190)
Free cash flow	$53,366	$18,305
Cash paid for special compensation payment[1]	—	13,788
Cash paid for business combination expenses	—	12,545
Adjusted free cash flow	$53,366	$44,638
1 Primarily funded by a $13.6 million capital contribution from our majority stockholder at the Business Combination

The following table sets forth a reconciliation of Net Income to Adjusted EBITDA for the three-month and years ended October 3, 2015 and September 27, 2014:

(in thousands of dollars)	Three Months Ended October 3, 2015	Three Months Ended September 27, 2014	Twelve Months Ended October 3, 2015	Twelve Months Ended September 27, 2014
Net income	$15,972	$(875)	$14,932	$2,757
(Loss) income from discontinued operations, net of tax	(125)	180	(129)	42
Income from continuing operations	$16,097	$(1,055)	$15,061	$2,715
Interest expense, net	4,531	4,888	18,965	6,054
Income tax expense	4,432	1,726	4,442	10,441
Depreciation and amortization	2,144	2,501	8,790	9,898
Special compensation payment	—	—	13,788	24,679
Management incentive compensation	—	1,384	—	3,271
Business combination expenses	316	9,153	5,318	9,326
Share-based compensation	1,148	—	1,635	—
Public company expenses	340	—	1,356	—
Other*	—	407	469	407
Adjusted EBITDA	$29,008	$19,004	$69,824	$66,791
Adjusted EBITDA margin (percentage of net sales)	9.4%	6.9%	7.6%	7.8%

*Fiscal year 2015 amount reflects a loss on disposal of fixed assets. Fiscal year 2014 amount reflects an immaterial out-of-period adjustment increasing cost of goods sold.

The following table sets forth a reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income from Continuing Operations Available to Common Stockholders for the three-month and years-ended October 3, 2015 and September 27, 2014:

(in thousands of dollars)	Three Months Ended October 3, 2015	Three Months Ended September 27, 2014	Twelve Months Ended October 3, 2015	Twelve Months Ended September 27, 2014
Net income	$15,972	$(875)	$14,932	$2,757
Less: Preferred stock dividend	(1,008)	—	(2,247)	—
Net income (loss) available to common stockholders	$14,964	$(875)	$12,685	$2,757
Adjustments net of tax impact
Special compensation payment	—	—	8,962	16,041
Management incentive compensation (a)	—	900	—	2,126
Discontinued operations	(125)	180	(129)	42
Business combination	205	5,950	3,457	6,062
Public company expenses	221	—	881	—
Loss on disposal of fixed assets	—	—	305	—
Total adjustments	$301	$7,030	$13,476	$24,271
Adjusted net income from continuing operations available to common stockholders	$15,265	$6,155	$26,161	$27,028
Adjusted net income from continuing operations available to common stockholders - Diluted EPS numerator	$16,273	$6,155	$28,408	$27,028

Note: Marginal tax rate of 35%

The following table sets forth a reconciliation of GAAP Diluted EPS to Non-GAAP Adjusted Diluted EPS for the three-month and years ended October 3, 2015 and September 27, 2014:

	Three Months Ended October 3, 2015	Three Months Ended September 27, 2014	Twelve Months Ended October 3, 2015	Twelve Months Ended September 27, 2014
GAAP diluted earnings (loss) per share	$0.63	$(0.04)	$0.59	$0.13
Add Preferred Stock dividend	*	—	*	—
Adjustments net of tax impact
Special compensation payment	—	—	0.35	0.73
Management incentive compensation (a)	—	0.04	—	0.10
Discontinued operations	—	0.01	(0.01)	—
Business combination	0.01	0.27	0.14	0.28
Public company expenses	0.01	—	0.03	—
Loss on disposal of fixed assets	—	—	0.01	—
Adjusted non-GAAP diluted earnings per share	$0.65	$0.28	$1.11	$1.24
Shares used in computing adjusted diluted earnings per share	25,453,687	22,000,000	25,497,602	22,000,000

*Already included in the diluted earnings per share numerator in this period
(a) Represents incentive compensation paid to officers in excess of a related accrual (typically recorded at 100% target level) due to over-performance relative to budget. This adjustment excludes the amount of the accrual above 200% of the target level.